UniPixel Enters into Memorandum of Understanding with GIS

General Interface Solutions, a subsidiary of Foxconn, and UniPixel execute MOU to enter into a strategic partnership

For Immediate Release

Contact:

Joe Diaz, Robert Blum, Joe Dorame

Lytham Partners, LL

602-889-9700

unxl@lythampartners.com

Santa Clara, California – January 18, 2017 – UniPixel, Inc. (NASDAQ: UNXL), a provider of Performance Engineered Films™ to the touchscreen and flexible electronics markets, today announced a Memorandum of Understanding (“MOU”) to enter into a strategic partnership with General Interface Solution, Limited (“GIS”), a Taiwan-based, subsidiary of Foxconn, and a billion-dollar provider of integrated touch display solutions in the mobile phone, Notebook PC, 2-in-1 laptop and tablet markets to global customers including major PC and smart phone brands.

Under the memorandum the parties will form a strategic manufacturing project that will initially extend over three years and which may be renewed by mutual agreement. A definitive agreement is expected to be executed in the coming weeks. The parties also contemplate entering into a separate development project for foldable/flexible displays.

Jeff Hawthorne, president and chief executive officer of UniPixel, commented, “We are very pleased to enter into this MOU with GIS. They are a highly respected, leading-edge provider of integrated touch display solutions. UniPixel will benefit from the manufacturing expertise and scale of GIS to address the volume production requirements of our multiple design wins. An additional benefit is a potential path to Asia-based manufacturing in parallel with our Colorado Springs production. Both companies will also explore advanced development opportunities to utilize UniPixel’s unique metal mesh technology to co-develop integrated touch displays for bendable and foldable applications in the coming years.

UniPixel today filed Form 8-K with the Securities and Exchange Commission regarding this Memorandum of Understanding.

About UniPixel

UniPixel, Inc. (NASDAQ: UNXL) develops and markets Performance Engineered Films for the touchscreen and flexible electronics markets. The Company’s roll-to-roll electronics manufacturing process patterns fine line conductive elements on thin films.

The company markets its technologies for touch panel sensor, cover glass replacement, and protective cover film applications under the XTouch™ and Diamond Guard™ brands. For further information, visit www.unipixel.com.

Forward-looking Statements

All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the statement regarding UniPixel’s entry into a definitive agreement, including with regard to timing, payments and the contributions that UniPixel and GIS will make to the proposed Transaction. Such statements contain words such as “will,” and “expect,” or the negative thereof or comparable terminology. These statements are based on management’s current expectations. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. These risks, uncertainties, and other factors include, but are not limited to, risks related to UniPixel’s ability to successfully negotiate and enter into a definitive agreement on the proposed terms and schedule, including risks and uncertainties related to such negotiation and closing conditions for the definitive agreement, the ability to recognize revenues, the ability to extend product offerings into new areas or products, the ability to compete in our currents markets, the ability to commercialize licensed technology, unexpected occurrences that deter the “bring to market” plan for products, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, our ability to attract and retain qualified personnel, our ability to raise additional capital, the ability to move product sales to production levels, the success of product sales in new markets or of recently produced product offerings, the ability to enforce our intellectual property rights and those set forth under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to UniPixel as of the date hereof, and UniPixel assumes no obligation to update any forward-looking statement.

Trademarks in this release are the property of their respective owners.